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                                                                Exhibit 10.16

                              EMPLOYMENT AGREEMENT

        Employment Agreement dated and effective as of July 1, 1997 (this "AGREEMENT"), between ILLINOIS SUPERCONDUCTOR CORPORATION, a Delaware corporation (with its successors and assigns, referred to as the "COMPANY"), and STEPHEN G. WASKO ("WASKO").

                             PRELIMINARY STATEMENT

        Wasko is currently employed as a vice-president, chief financial officer, treasurer and secretary of the Company. The Company desires to continue to employ Wasko, and Wasko wishes to continue to be employed by the Company, upon the terms and conditions set forth below. In order to specify such terms and conditions, Wasko and the Company agree as follows:

                                   AGREEMENT

        1. EMPLOYMENT FOR TERM. The Company hereby employs Wasko and Wasko hereby accepts employment with the Company for the period beginning on July 1, 1997 and ending on the earlier of (i) June 30, 1998, and (ii) the day which is the 210th day following the day on which a chief financial officer (other than Wasko) elected to such position by the Company's Board of Directors (the "BOARD") commences full-time employment with the Company, or upon the earlier termination of the Term pursuant to Section below (the "TERM"). The 210 day period described above is referred to as the "CFO TRANSITION PERIOD". The end of the Term for any reason shall end Wasko's employment under this Agreement, but shall not terminate Wasko's or the Company's other obligations set forth in this Agreement.

        2. POSITION AND DUTIES. Commencing at 5:00 p.m. on July 7, 1997 (the "EFFECTIVE TIME"), and thereafter during the Term, Wasko shall serve as the Company's senior vice-president of corporate development. Mr. Wasko shall also continue to serve as the chief financial officer, secretary and treasurer of the Company until such time as a chief financial officer (other than Wasko) is elected to such position by the Board (the "CFO COMMENCEMENT DATE"), at which time Wasko hereby agrees that he shall resign from such positions. During the Term, Wasko shall also hold such additional positions and titles as the Board or the president of the Company may determine from time to time, and the Company shall provide Wasko office space, mail, telephone and voice mail services substantially similar to those currently provided to Wasko. During the Term and until the CFO Commencement Date, Wasko shall devote substantially all of his business time and best efforts to his duties as an employee of the Company. Following the CFO Commencement Date and for the remainder of the Term, Wasko shall devote such time and attention to his duties as an employee of the Company as the chairman of the Board may request from time to time.


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        3. COMPENSATION.

        (A) BASE SALARY. The Company shall pay Wasko a base salary during the Term of not less than $115,500 per annum, payable at least monthly on the Company's regular pay cycle for professional employees.

        (B) OTHER AND ADDITIONAL COMPENSATION. Section establishes a minimum salary during the Term, and shall not preclude the Board from awarding Wasko a higher salary or any bonuses or stock options in the discretion of the Board during the Term at any time.

        4. EMPLOYEE BENEFITS. During the Term, Wasko shall be entitled to the employee benefits, including vacation, health and other insurance benefits, and deferred compensation arrangements, made available by the Company to any other employee of the Company.

        5. EXPENSES. The Company shall reimburse Wasko for actual out-of-pocket expenses incurred by him in the performance of his services for the Company (in accordance with the Company's policy for such reimbursements applicable to the Company's executive officers on the same terms generally offered to such officers), upon the receipt of appropriate documentation of such expenses.

        6. TERMINATION.

        (A) GENERAL. The Term shall end immediately upon Wasko's death. The Company may end the Term at any time with "Cause" (as defined in Section 7(a) below) in the reasonable discretion of the Board (but subject to the Company's obligations under this Agreement).

        (B) NOTICE OF TERMINATION. Promptly after it ends the Term, the Company shall give Wasko notice of the termination, including a statement of the Cause for termination. The Company's failure to give notice under this
Section 6(b) shall not, however, affect the validity of the Company's termination of the Term.

        7. SEVERANCE RELATED COVENANTS.

        (A) "CAUSE" DEFINED. "Cause" means willful malfeasance or willful misconduct by Wasko in connection with his employment; Wasko's gross negligence in performing any of his duties under this Agreement; Wasko's conviction of, or entry of a plea of guilty to, or entry of a plea of nolo contendere with respect to, any crime other than a traffic violation or infraction which is a misdemeanor; Wasko's willful and continuing breach of any written policy applicable to all employees adopted by the Company concerning conflicts of interest, political contributions, standards of business conduct or fair employment practices, procedures with respect to compliance with securities laws or any similar matters,




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or adopted pursuant to the requirements of any government contract or regulation; or material and continuing breach by Wasko of any of his agreements in this Agreement.

        (B) TERMINATION PAYMENTS. The Company and Wasko agree that, unless Wasko's employment with the Company is terminated for either of the reasons set forth in Section 6(a) above, upon the earlier of (i) Wasko's resignation as an employee and officer of the Company, or (ii) the expiration of the Term prior to the last day of the CFO Transition Period, the Company will pay to Wasko an amount equal to the then-current base salary which Wasko would have received during the unexpired portion of the CFO Transition Period as if he had remained employed with the Company for the unexpired portion of the CFO Transition Period. If Wasko resigns as an employee and officer of the Company prior to the CFO Commencement Date, then for purposes of the preceding sentence the CFO Transition Period shall be deemed to be a period of 210 days. The amount payable to Wasko pursuant to this Section 7(b) shall be paid by the Company to Wasko within thirty (30) days of the last day of Wasko's employment with the Company.

        (C) TERMINATION FOR ANY OTHER REASON. If the Company ends the Term for Cause, or if the Term ends as a result of Wasko's death, then the Company shall have no obligation to pay Wasko any amount, whether for salary, benefits, bonuses, or other compensation or expense reimbursements of any kind, accruing after the end of the Term, and such rights shall, except as otherwise required by law, be forfeited immediately upon the end of the Term.

        (D) OPTION MATTERS. If the Term expires or ends for any reason other than termination by the Company for Cause, the Company and Wasko agree that notwithstanding any term or provision of any agreement between Wasko and the Company to the contrary, (i) all options held by Wasko to acquire shares of the common stock of the Company at the time of termination shall immediately become vested, and shall be immediately exercisable by Wasko (or, in the event of his death or disability, by his heirs, beneficiaries or personal representative), and (ii) Wasko (or his heirs, beneficiaries or personal representative, as the case may be) shall have the right to exercise such vested options, and all other options previously vested in Wasko prior to the date of termination, for a period of 365 days following such end of the Term. Wasko and the Company agree that except as set forth above, all option agreements referred to above shall remain in full force and effect in accordance with their terms.

        8. CONFIDENTIALITY, OWNERSHIP, AND COVENANTS OF NON-COMPETITION AND NON-SOLICITATION.

        (A) "COMPANY INFORMATION" AND "INVENTIONS" DEFINED. "COMPANY INFORMATION" means all information, knowledge or data of or pertaining to (i) the Company, and (ii) any other person, firm, corporation or business organization with which the Company may do business during the Term, that is not in the public domain (and whether relating to methods, processes, techniques, discoveries, pricing, marketing or any other matters). "INVENTIONS" collectively refers to any and all inventions, trade secrets, ideas, processes, formulas, source



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and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs, and techniques regarding any of the foregoing.

        (B) CONFIDENTIALITY. Except as provided in the next two sentences, Wasko covenants and agrees that all Company Information shall be kept secret and confidential at all times during and after the end of the Term and shall not be used or divulged by him outside the scope of his employment as contemplated by this Agreement, except as the Company may otherwise expressly authorize by action of the Board. In the event that Wasko is requested in a judicial, administrative or governmental proceeding to disclose any of the Company Information, Wasko will promptly so notify the Company so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with this Agreement. If disclosure of any of the Company Information is required, Wasko may furnish the material so required to be furnished, but Wasko will furnish only that portion of the Company Information that legally is required.

        (C) OWNERSHIP. Wasko hereby assigns to the Company all of Wasko's right (including patent rights, copyrights, trade secret rights, and all other rights throughout the world), title and interest in and to Inventions, whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by Wasko, either alone or jointly with others, during the course of the performance of services for the Company. Wasko shall also assign to, or as directed by, the Company, all of Wasko's right, title and interest in and to any and all Inventions, the full title to which is required to be in the United States government by a contract between the Company and the United States government or any of its agencies. The provisions of Sections 8(a), 8(b) and this Section 8(c) are not intended to supersede or limit the effect of any prior confidentiality or proprietary rights agreements previously executed by Wasko.

        (D) PERIOD DEFINED. "NON-COMPETITION PERIOD" means the period beginning on the day following the date of termination of Wasko' employment with the Company and ending on the first anniversary of the day following the date of termination of Wasko' employment with the Company.

        (E) COVENANTS OF NON-COMPETITION AND NON-SOLICITATION. Wasko acknowledges that his services pursuant to this Agreement are unique and extraordinary, that the Company will be dependent upon Wasko for the development and growth of its business and related functions, and that he will continue to develop personal relationships with significant customers of the Company and to have control of confidential information concerning, and lists of customers of, the Company. Wasko further acknowledges that the business of the Company is international in scope and cannot be confined to any particular geographic area of the United States. For the foregoing reasons, Wasko covenants and agrees that during the Non-Competition Period Wasko shall not, directly or indirectly, engage in, be financially interested in, represent, render any advice or services to, or be employed by, any other business (conducted for profit or not for profit) that is engaged in the development or production of (i) high temperature superconducting materials, (ii) radio frequency filter devices, or (iii) fault current limiter devices, in any such case for or related to uses which are


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or could reasonably deemed to be competitive with the current or currently contemplated business of the Company in the world. For the reasons acknowledged by Wasko at the beginning of this Section 8(e), Wasko additionally acknowledges, covenants, and agrees that, during the Non-Competition Period, Wasko shall not, directly or indirectly, whether on his own behalf or on behalf of any other person or entity, in any manner (A) solicit the business of or otherwise contact in any commercial capacity any person or entity that is, or is reasonably anticipated to become, at the date of termination to become, a customer, supplier, or contractor of the Company for the purpose of obtaining business of the type performed by the Company, or (B) solicit for employment any persons who were officers or employees of the Company upon the date of termination of his employment hereunder, or at any time during a ninety-day period preceding such date, or aid any competitive business organization in any attempt to hire any such officers or employees of the Company. Notwithstanding the foregoing, this Section (e) shall terminate and be of no further force or effect if the Company fails to make any payment or otherwise perform any obligation owed to Wasko pursuant to Sections 3, 4, 5 and 7(b) above.

        (F) EQUITABLE REMEDIES. Wasko acknowledges, covenants and agrees that, in the event he shall violate any provisions of this Section , the Company will not have an adequate remedy at law and will therefore be entitled to enforce each such provision by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding without the necessity of posting any bond of any kind whatsoever, and without prejudice to any other remedies that may be available at law or in equity. The foregoing restrictions shall not preclude Wasko from the ownership of not more than three percent (3%) of the voting securities of any corporation whose voting securities are registered under
Section 12(g) of the Securities Exchange Act of 1934, even if its business competes with that of the Company.

        9.  SUCCESSORS AND ASSIGNS.

        (A) WASKO. This Agreement is a personal contract, and the rights and interests that the Agreement accords to Wasko may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him. Except as contemplated in Section 7(c) above, Wasko shall not have any power of anticipation, alienation or assignment of the payments contemplated by this Agreement, all rights and benefits of Wasko shall be for the sole personal benefit of Wasko, and no other person shall acquire any right, title or interest under this Agreement by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against Wasko. Except as so provided, this Agreement shall inure to the benefit of and be binding upon Wasko and his personal representatives, distributees and legatees.

        (B) THE COMPANY. This Agreement shall be binding upon the Company and inure to the benefit of the Company and of its successors and assigns, including (but not limited to) any corporation that may acquire all or substantially all of the Company's assets or business or into or with which the Company may be consolidated or merged. This Agreement shall continue in full force and effect in the event that the Company sells all or substantially all of its assets, merges or consolidates, otherwise combines or affiliates with another business, dissolves and liquidates, or otherwise sells or disposes of substantially all of its assets. The



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Company's obligations under this Agreement shall cease, however, if the successor to, the purchaser or acquiror either of the Company or of all or substantially all of its assets, or the entity with which the Company has affiliated, shall assume in writing the Company's obligations under this Agreement (and deliver an executed copy of such assumption to Wasko), in which case such successor or purchaser, but not the Company, shall thereafter be the only party obligated to perform the obligations that remain to be performed on the part of the Company under this Agreement.

        10. ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties concerning Wasko's employment with the Company during the Term and supersedes all prior negotiations, discussions, understandings and agreements, whether written or oral, between Wasko and the Company relating to the subject matter of this Agreement.

        11. AMENDMENT OR MODIFICATION, WAIVER. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing signed by Wasko and by a duly authorized officer of the Company other that Wasko. No waiver by any party to this Agreement of any breach by another party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

        12. NOTICES. All notices, demands or other communications of any kind to be given or delivered under this Agreement shall be in writing and shall be deemed to have been properly given if (a) delivered by hand, (b) delivered by a nationally recognized overnight courier service, (c) sent by registered or certified United States Mail, return receipt requested and first class postage prepaid, or (d) facsimile transmission followed by a confirmation copy delivered by a nationally recognized overnight courier service. Such communications shall be sent to the parties at their respective addresses as follows:


If to Wasko:        Stephen G. Wasko
                    818 17th Street
                    Wilmette, Illinois  60091

If to the Company:  Illinois Superconductor Corporation
                    451 Kingston Court
                    Mt. Prospect, Illinois 60056
                    Attention:  Chairman of the Board

with a copy to:     Bruce A. Zivian, Esq.
                    Eilenberg & Zivian
                    30 N. LaSalle Street, Suite 2900
                    Chicago, Illinois  60602




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Either party may change such address for delivery to the other party by delivery of a notice in conformity with the provisions of this section specifying such change. Notice shall be deemed to have been properly given (i) on the date of delivery, if delivery is by hand, (ii) three (3) days after the date of mailing if sent by certified or registered mail, (iii) one (1) day after date of delivery to the overnight courier if sent by overnight courier, or (iv) the next business day after the date of transmission by facsimile.

        13. SEVERABILITY. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable shall not be affected, and each provision of this Agreement shall be validated and shall be enforced to the fullest extent permitted by law. If for any reason any provision of this Agreement containing restrictions is held to cover an area or to be for a length of time that is unreasonable or in any other way is construed to be too broad or to any extent invalid, such provision shall not be determined to be entirely null, void and of no effect; instead, it is the intention and desire of both the Company and Wasko that, to the extent that the provision is or would be valid or enforceable under applicable law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a restriction having the maximum enforceable area, time period and such other constraints or conditions (although not greater than those contained currently contained in this Agreement) as shall be valid and enforceable under the applicable law.

        14. SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

        15. HEADINGS. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience of reference, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

        16. WITHHOLDING TAXES. All salary, benefits, reimbursements and any other payments to Wasko under this Agreement shall be subject to all applicable payroll and withholding taxes and deductions required by any law, rule or regulation of and federal, state or local authority.

        17. APPLICABLE LAW: JURISDICTION. The laws of the State of Illinois shall govern the interpretation, validity and performance of the terms of this Agreement, without reference to rules relating to conflicts of law. Any suit, action or proceeding against Wasko with respect to this Agreement, or any judgment entered by any court in respect thereof, may be brought in any court of competent jurisdiction in the State of Illinois, as the Company may elect in its sole discretion, and Wasko hereby submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.




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        18. INTERPRETATION AND CONSTRUCTION.  Each of the parties to this
Agreement has been represented by their own counsel, each has reviewed and approved this Agreement as executed, and neither party shall be charged with the responsibility of having drafted any provision of this Agreement so as to cause any rule of strict construction to be applied against such party.


        IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.



                                       ILLINOIS SUPERCONDUCTOR CORPORATION



                                       By:  /s/ Ora E. Smith
                                            -----------------------------
                                            Ora E. Smith
                                            President


                                            /s/ STEPHEN G. WASKO
                                            -----------------------------
                                            STEPHEN G. WASKO














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